Exhibit 10.11

March 5, 2018

William W. Smith, Jr.

51 Columbia

Aliso Viejo, CA 92656

Email:  bsmith@smithmicro.com

Re:	Conversion of Smith Micro Software, Inc. (the “Company”) Series B 10% Convertible Preferred Stock

Mr. Smith:

Reference is hereby made to that certain Securities Purchase Agreement, dated as of September 29, 2017 (the “Purchase Agreement”), by and among the Company and each purchaser identified on the signature pages thereto.  You have purchased shares of the Company’s Series B 10% Convertible Preferred Stock (the “Series B Preferred”) pursuant to the Purchase Agreement.  Pursuant to Section 6(a) of the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred delivered in connection with the Purchase Agreement (the “Certificate of Designation”), each share of the Series B Preferred is convertible at any time and from time to time at the option of the Holder (as defined in the Certificate of Designation) thereof, into a number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

The Company is currently negotiating a private offering of additional shares of its Common Stock (the “Shares”) and Common Stock purchase warrants (the “Warrants”) to finance its ongoing capital needs (the “Proposed Transaction”).  In order to consummate the Proposed Transaction, the purchasers of the Shares and Warrants under the Proposed Transaction are requiring the Company to effectuate the conversion of certain of your shares of Series B Preferred into shares of Common Stock within a specified amount of time following the closing of the Proposed Transaction. Acknowledging the fact that the Company will need to devote considerable time and expense to finalize and close the Proposed Transaction, and in order to provide the Company with assurances that each of you will effectuate the required conversions in connection therewith, by executing this letter, you each agree as follows:

1.

This letter is formal notice from William W. Smith Jr., as required under Section 6(d) of the Certificate of Designation, to remove the 9.99% Beneficial Ownership Limitation (as defined in the Certificate of Designation) from his shares of Series B Preferred, which shall become effective on the 61 day anniversary of the date of this letter agreement.

William W. Smith, Jr.

2.

On or before the 75 day anniversary of the closing date of the Proposed Transaction, William W. Smith, Jr. (and his spouse to the extent shares are held jointly) hereby agree to convert 3,647 shares of Series B Preferred into shares of Common Stock pursuant to the terms of the Certificate of Designation.

3.

The Company shall seek all the necessary stockholder approvals via the proxy materials relating to its 2018 annual meeting of stockholders in order to allow for the conversion of all issued and outstanding shares of Series B Preferred into shares of Common Stock.

4.

Upon the receipt by the Company of the necessary approvals referenced in Item 3 above (or, if not approved at the annual meeting, at any subsequent meeting of stockholders as required pursuant to the terms of the securities purchase agreement to be entered into in connection with the Proposed Transaction), William W. Smith, Jr. (and his spouse to the extent shares are held jointly) shall convert, within one trading day, all remaining shares of Series B Preferred held by him into Common Stock.

5.

You hereby waive your piggyback registration rights as set forth in Section 6(e) of that certain Registration Rights Agreement, dated as of September 29, 2017, among the Company and each purchaser signatory to the Purchase Agreement, pursuant to which the shares of common stock issuable upon conversion of the Series B Preferred will not be included on any resale registration statement filed for the resale of the Shares and Shares issuable upon exercise of the Warrants in the Proposed Transaction.

This letter agreement and the obligations arising hereunder shall in all cases be contingent upon the closing of the Proposed Transaction.  The Company hereby covenants to provide the undersigned notice of the closing date of the Proposed Transaction at the email address above within one trading day of the closing date of the Proposed Transaction.  Each party agrees to utilize the Notice of Conversion attached to this letter, in accordance with the timing parameters outlined in this letter agreement.  To the extent the Proposed Transaction is not consummated, this letter agreement will be of no further force or effect.

If you are in agreement with the foregoing, please execute and return a copy of this letter to thuffmyer@smithmicro.com at which time it will become a binding agreement upon the parties hereto, contingent upon the closing of the Proposed Transaction.

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Very truly yours,

SMITH MICRO SOFTWARE, INC.

By:  /s/Timothy C. Huffmyer

Name: Timothy C. Huffmyer

Title: Vice President and Chief Financial Officer

Accepted and agreed to on

this 5th day of March, 2018.

/s/William W. Smith, Jr.

William W. Smith, Jr.

/s/Dieva L. Smith

Dieva Smith

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B 10% Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Smith Micro Software, Inc., a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock subsequent to Conversion: ________________
Address for Delivery: ______________________ or DWAC Instructions: Broker no: _________ Account no: ___________
[HOLDER] By: Name: Title: